Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Elisabeth H. Olmsted, Manager, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Agrees to Sell Two Hospitals for $90 Million

Gain on Sale Expected to be Over $30 Million

Newton, MA (September 20, 2013):  Senior Housing Properties Trust (NYSE: SNH) today announced that it has entered an agreement to sell two rehabilitation hospitals it owns to a joint venture comprised of affiliates of The Sanders Trust, LLC of Birmingham, AL and Harrison Street Real Estate Capital, LLC of Chicago, IL for $90 million.  SNH currently expects to realize a gain upon completion of this sale of over $30 million.

The two hospitals to be sold are New England Rehabilitation Hospital (198 licensed beds) located in Woburn, MA and Braintree Rehabilitation Hospital (166 licensed beds) located in Braintree, MA.  These hospitals were acquired by SNH in 2002; and the hospitals real estate assets are currently leased to Five Star Quality Care, Inc. (NYSE:  FVE).  In connection with the transactions, FVE has agreed to terminate its lease of the hospitals and transfer its operating rights and obligations, subject to regulatory approvals, to entities affiliated with Reliant Hospital Partners, LLC (Reliant), a private company located in Richardson, TX, which will operate the hospitals when the sale is completed.

A large majority of the revenues at the hospitals are paid by Medicare.  After completion of this sale, only 2% of SNH’s total revenues (based upon revenues for the three months ended June 30, 2013) will be from the ownership of healthcare facilities where Medicare and Medicaid represent a majority of revenues.  The two hospitals are leased by SNH to FVE under a combination lease which also includes 51 senior living properties.  The rent reduction which SNH will experience as a result of this sale will be $9.5 million per year.  After this rent reduction, the total of all rent received by SNH from FVE under the four combination leases with FVE will represent only 26% of SNH’s total revenues (based upon revenues for the three months ended June 30, 2013).

David Hegarty, President and Chief Operating Officer of SNH, made the following statement concerning the transaction:

“For more than a decade, SNH has been focused on reducing its exposure to government funded programs like Medicare and Medicaid.  Upon completion of the sale of these hospitals, this plan to reduce SNH’s exposure to possible future reductions in government funded Medicare and Medicaid programs will be nearly complete.  SNH believes the rent reduction may be substantially offset by reinvesting the sale proceeds into additional healthcare related real estate, and any temporary reduction in earnings is more than offset by the reduced risk exposure to the politics and vagaries of government funding.”

The sale of these hospitals is not subject to any financing condition, but the transaction is subject to various health regulatory approvals and other closing conditions typical of these types of transactions.  The health regulatory approvals are often time consuming, and SNH currently expects this sale may be completed about mid-year 2014.

Senior Housing Properties Trust is a real estate investment trust, or REIT, that owns independent and assisted living communities, medical office buildings, nursing homes and wellness centers located throughout the United States.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME WHICH ARE BEYOND SNH’S CONTROL. FOR EXAMPLE:

•                 THIS PRESS RELEASE STATES THAT SNH HAS AGREED TO SELL TWO REHABILITATION HOSPITALS FOR $90 MILLION, SNH EXPECTS THAT SALE TO RESULT IN A GAIN OF OVER $30 MILLION AND THAT THIS SALE MAY BE COMPLETED ABOUT MID-YEAR 2014.  AS NOTED IN THIS PRESS RELEASE, THE SALE OF THESE HOSPITALS IS SUBJECT TO HEALTH REGULATORY APPROVALS AND OTHER CONDITIONS TYPICAL OF THESE TYPES OF TRANSACTIONS.  SNH HAS NO CONTROL OVER THE REQUIRED REGULATORY APPROVAL PROCESSES OR OVER CERTAIN OTHER CONDITIONS APPLICABLE TO THIS SALE, THESE APPROVALS MAY NOT BE OBTAINED AND THE CONDITIONS MAY NOT BE SATISFIED.  ACCORDINGLY, THE PROPOSED SALE MAY BE DELAYED, IT MAY NOT OCCUR OR ITS TERMS MAY CHANGE, AND SNH MAY NOT RECEIVE THE SALE PROCEEDS OR REALIZE THE OVER $30 MILLION GAIN.

•                 THIS PRESS RELEASE STATES THAT AFTER COMPLETION OF THE DESCRIBED HOSPITAL SALE, ONLY 2% OF SNH’S TOTAL REVENUES (BASED UPON REVENUES FOR THE THREE MONTHS ENDED JUNE 30, 2013) WILL BE FROM THE OWNERSHIP OF HEALTHCARE FACILITIES WHERE MEDICARE AND MEDICAID REPRESENT A MAJORITY OF REVENUES.  THE IMPLICATION OF THIS STATEMENT MAY BE THAT SNH IS ONLY NOMINALLY EXPOSED TO MEDICARE AND MEDICAID PROGRAM REVENUES.  HOWEVER: (I) SOME RESIDENTS AT SNH OWNED FACILITIES MAY BECOME ELIGIBLE FOR MEDICARE AND MEDICAID REVENUES BECAUSE THEIR PRIVATE RESOURCES BECOME EXHAUSTED; (II) THE MEDICARE AND MEDICAID PROGRAMS MAY BE CHANGED TO PROVIDE PAYMENTS FOR ADDITIONAL RESIDENTS OR PATIENTS OF SNH OWNED HEALTHCARE FACILITIES; OR (III) SNH MAY IN THE FUTURE ACQUIRE HEALTHCARE FACILITIES WHERE A MAJORITY OF THE REVENUES ARE RECEIVED FROM THE MEDICARE AND MEDICAID PROGRAMS.  ACCORDINGLY, SNH CAN NOT PROVIDE ANY ASSURANCE THAT ITS FUTURE REVENUES FROM FACILITIES WHERE THE MAJORITY OF REVENUES ARE RECEIVED FROM THE MEDICARE AND MEDICAID PROGRAMS WILL NOT INCREASE AS A PERCENTAGE OF SNH’S TOTAL REVENUES.

•                 THIS PRESS RELEASE STATES THAT, AFTER THE COMPLETION OF THE DESCRIBED HOSPITALS’ SALE, THE TOTAL OF ALL RENTS RECEIVED BY SNH FROM FVE UNDER THE

FOUR  SNH COMBINATION LEASES WITH FVE WILL REPRESENT ONLY 26% OF SNH’S TOTAL REVENUES (BASED UPON REVENUES FOR THE THREE MONTHS ENDED JUNE 30, 2013).  AN IMPLICATON OF THIS STATEMENT IS THAT SNH’S CONCENTRATED CREDIT RISK ASSOCIATED WITH FVE’S OPERATIONS IS 26% AND MAY BE FURTHER REDUCED.  HOWEVER:  (I) IN ADDITION TO LEASING PROPERTIES FROM SNH, FVE ALSO MANAGES CERTAIN PROPERTIES FOR SNH’S TAXABLE SUBSIDIARIES; AND (II) SNH MAY IN THE FUTURE LEASE ADDITIONAL PROPERTIES TO FVE.  ACCORDINGLY, SNH’S EXPOSURE TO FVE’S OPERATIONS MAY BE CONSIDERED TO BE GREATER THAN 26% OF SNH’S REVENUES AND THAT EXPOSURE MAY INCREASE IN THE FUTURE.

•                 THIS PRESS RELEASE STATES THAT SNH BELIEVES THAT THE REDUCED RENT WHICH SNH WILL RECEIVE WHEN THE SALE OF THE HOSPITALS CLOSES MAY BE SUBSTANTIALLY OFFSET BY ITS REINVESTING THE SALE PROCEEDS INTO ADDITIONAL HEALTHCARE RELATED REAL ESTATE AND THAT ANY TEMPORARY REDUCTION IN EARNINGS WHICH SNH MAY EXPERIENCE IS MORE THAN OFFSET BY THE REDUCED RISK EXPOSURE TO THE POLITICS AND VAGARIES OF GOVERNMENT FUNDING.  SNH’S ABILITY TO REINVEST SALE PROCEEDS DEPENDS UPON SNH’S ABILITY TO LOCATE AND ACQUIRE ADDITIONAL HEALTHCARE RELATED REAL ESTATE FROM PERSONS BEYOND SNH’S CONTROL.  ANY ACQUISITION MADE WITH SALE PROCEEDS MAY PRODUCE LESS RENTS THAN THE AMOUNT OF RENT REDUCTION WHICH SNH WILL REALIZE FROM FVE.  ALSO, THE VALUE OF REDUCED RISK EXPOSURE TO THE POLITICS AND VAGARIES OF GOVERNMENT FUNDING IS A SUBJECTIVE CONCEPT NOT READILY SUSCEPTIBLE TO QUANTITATIVE MEASUREMENT.  ACCORDINGLY, THE RENT REDUCTION WHICH SNH MAY REALIZE AS A CONSEQUENCE OF SELLING THE HOSPITALS AS DESCRIBED IN THIS PRESS RELEASE MAY BE SIGNIFICANT AND PERMANENT, AND SOME ANALYSTS AND INVESTORS MAY NOT PLACE ANY MONETARY VALUE ON THE REDUCED RISK EXPOSURE TO GOVERNMENT FUNDING.

FOR THESE AND OTHER REASONS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

EXCEPT AS REQUIRED BY APPLICABLE LAW, SNH DOES NOT INTEND TO UNDERTAKE ANY OBLIGATION TO UPDATE THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF NEW INFORMATION WHICH MAY COME TO SNH’S ATTENTION, FUTURE EVENTS OR OTHERWISE.

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